Exhibit 10.1

Exchange Agreement

December 18, 2024

Applied Optoelectronics, Inc.

2.750% Convertible Senior Notes due 2030

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), all of its 5.250% Convertible Senior Notes due 2026, CUSIP 03823U AD4 (the “Old Notes”) for the Exchange Consideration (as defined below) pursuant to this exchange agreement (the “Agreement”). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction pursuant to the provisions of Sections 3(a)(9) and 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the indenture with respect to the Old Notes, dated as of December 5, 2023, between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”) (the “Existing Indenture”). If only one Exchanging Investor is identified in Exhibit A hereto, then each reference in this Agreement to “Exchanging Investors” will be deemed to be a reference to such Exchanging Investor identified in Exhibit A hereto, mutatis mutandis.

On the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions hereof, the Investor hereby agrees to exchange, and to cause the other Exchanging Investors to exchange, an aggregate principal amount of the Old Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for the consideration set forth on Exhibit A hereto for each such Exchanged Note.

The principal amount of the Company’s 2.750% Convertible Senior Notes due 2030 (the “New Notes”) to be delivered for 100% of the principal amount of such Exchanged Notes, as set forth on Exhibit A hereto is referred to as the “Note Consideration.” The amount of cash to be delivered for each such Exchanged Note, representing accrued and unpaid interest on each such Exchanged Note, as set forth on Exhibit A hereto, is referred to as the “Cash Consideration.” The number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) to be delivered for each such Exchanged Note as set forth on Exhibit A hereto is referred to as the “Shares” and, together with the Note Consideration and the Cash Consideration, is referred to as the “Exchange Consideration”. The value of any and all fractional shares shall be paid in cash as part of the Cash Consideration.

The New Notes will be issued pursuant to an Indenture (the “New Indenture”), to be dated as of the Closing Date (as defined below), between the Company, as issuer, and Computershare Trust Company, N.A. as trustee (in such capacity, the “New Notes Trustee”), substantially in the form set forth as Exhibit C hereto. The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

The Company and the Investor agree that no Exchanging Investor shall deliver a Notice of Conversion with respect to any Exchanged Notes and the Investor shall, and shall cause each Exchanging Investor to, hold the Exchanged Notes until the Closing (as defined below). In consideration for the performance of its obligations hereunder (including as described in the immediately preceding sentence), and subject to the terms and conditions set forth herein, the Company hereby agrees to deliver the Exchange Consideration on the Closing Date to each Exchanging Investor in exchange for its Exchanged Notes in accordance with the terms of this Agreement and in accordance with the Exchange Procedures (as defined below).

The Exchange shall occur in accordance with the procedures set forth in Section 3 and Exhibit B.2 hereto (such procedures, the “Exchange Procedures”); provided that each of the Company and the Investor (on its own behalf, and on behalf of each other Exchanging Investor) acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the systems of the Trustee, Continental Stock Transfer & Trust Company, The Depository Trust Company (“DTC”) or the NASDAQ Global Market (the “NASDAQ-GM”) (including the procedures and mechanics regarding the listing of the Shares on the NASDAQ-GM) or other events beyond the Company’s control and that such a delay will not be a breach of this Agreement so long as (i) the Company is using its reasonable best efforts to effect such delivery or (ii) such delay arises due to a failure by Investor to deliver settlement instructions; provided, further, that no delivery of Shares or New Notes will be made until the Exchanged Notes have been received for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.

The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures on December 23, 2024, or at such other time and place as the Company and the Investor may mutually agree in writing (the “Closing Date”). On the Closing Date, subject to satisfaction of the conditions precedent specified herein and the prior receipt by the Trustee from the Investor of the Exchanged Notes, the Company shall, in accordance with the Exchange Procedures, (i) execute the New Notes and direct the New Notes Trustee to authenticate and, by acceptance of the Investor’s deposit instruction through DTC’s Deposits and Withdrawal at Custodian (“DWAC”) program to the New Notes Trustee for the aggregate principal amount of New Notes, deliver the New Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the New Notes Trustee), to the DTC account; (ii) deliver the Shares to the DTC account and (iii) deliver the Cash Consideration by wire transfer to the account, in each case specified by the Investor for each relevant Exchanging Investor in Exhibit B.1. All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Exchange Consideration will be determined by the Company, in its sole discretion, which determination shall be final and binding and the Company may request such additional instruments or other documents of conveyance or transfer from the Investor prior to the acceptance of any Exchanged Notes for the Exchange. The Investor hereby, for itself and on behalf of its Accounts, irrevocably (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company and its Affiliates and representatives from any and all claims, actions, causes or rights, whether known or unknown, contingent or matured, that the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

1.    Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing Date, the Company represents and warrants to, and covenants with, the Exchanging Investors that:

(a)    The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted, except as would not reasonably be expected to have a material adverse effect on the results of operations or financial condition of the Company or its subsidiaries, taken as a whole (a “Company Material Adverse Effect”). The Company is duly qualified to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or non-governmental authorities (including NASDAQ-GM, other than the filing with NASDAQ-GM of a Listing of Additional Shares Notification Form, which the Company will so file prior to the issuance of the Shares at Closing to the extent required) is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement, the New Indenture, the New Notes and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty to the Investor or as would not, individually or in the aggregate, materially impair the ability of the Company to perform its obligations under this Agreement, the New Indenture and the New Notes or to consummate the transactions contemplated by this Agreement , the New Indenture or the New Notes. The execution, delivery and performance of this Agreement, the New Indenture, the New Notes and each other instrument or document executed and delivered by the Company in connection with this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b)      This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement, the execution, delivery and performance of this Agreement, the New Indenture, the New Notes, including the issuance of the Conversion Shares (as defined below) upon conversion of the New Notes, and the consummation of the Exchange will not violate, conflict with or result in a breach of or default under, assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor herein, (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets or subsidiaries are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company and its subsidiaries, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not reasonably be expected to have a Company Material Adverse Effect, and would not, individually or in the aggregate, materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(c)      The New Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered in accordance with its terms by the New Notes Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(d)      The New Notes to be issued pursuant to this Agreement have been duly authorized by the Company and, when executed, issued, authenticated and delivered in the manner provided for in the New Indenture and in this Agreement, will be validly issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture. Upon the Company’s delivery of the New Notes to any Exchanging Investor pursuant to the Exchange, such New Notes will be free and clear of any Liens (as defined in Section 2(c) below).

(e)      Subject to the terms of the New Indenture, the New Notes will be convertible into shares of the Company’s Common Stock, together with cash in lieu of any fractional share. The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the New Notes equal to the maximum number of such shares issuable upon conversion (assuming the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (each, as defined in the New Indenture) applies) (the “Conversion Shares”), and, when such Conversion Shares are issued upon conversion of the New Notes in accordance with the terms of the New Notes and the New Indenture, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

(f)       When delivered to the applicable Exchanging Investor pursuant to the Exchange in accordance with the terms of this Agreement, the Shares, assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor herein, will be validly issued, fully paid and non-assessable and free and clear of any Liens (as defined in Section 2(c) below). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties and compliance with the covenants of the Investor herein, the Shares (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (b) will be issued in compliance with all applicable state and federal laws and, at the Closing, be free of any restrictive legend and any restrictions on resale by such Exchanging Investor subject to the applicable conditions set forth in and pursuant to Rule 144 promulgated under the Securities Act.

(g)        Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, it is not necessary to register the issuance of the New Notes in reliance on the exemption from registration set forth under Sections 3(a)(9) and 4(a)(2) of the Securities Act, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Exchange. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, based on applicable laws and regulations as of the Closing Date, if and when issued in accordance with the New Indenture, the Conversion Shares will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act by any Investor that is not, at such time or at any time during the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company.

(h)        The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

(i)         At the Closing, the Shares shall have been approved for listing on the NASDAQ-GM, subject only to official notice of issuance.

(j)          At or before the Closing, the Company will have submitted to the NASDAQ-GM a Supplemental Listing Application with respect to the Conversion Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the NASDAQ-GM.

(k)         At or prior to 8:30 a.m., New York City time, on the first business day after the date hereof, the Company shall file with the Commission a current report on Form 8-K announcing the Exchange, which current report the Company acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Email) to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or was otherwise communicated by the Company to the Investor in connection with the Exchange.

(l)          There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company that would reasonably be expected to materially impede the consummation of the Exchange.

(m)       The Covered SEC Filings (as defined below), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Covered SEC Filings, were timely filed, and when they were filed with the SEC, complied as to form in all material respects with the applicable requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein, “Covered SEC Filings” means each of the following documents, in the form they have been filed with the SEC and including any amendments thereto filed with the SEC: (w) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; (x) the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and (y) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) and any other reports filed by the Company pursuant to Section 13(a), Section 14 or Section 15(d) of the Exchange Act, in each case, filed with the SEC after December 31, 2023 and prior to the Closing.

(n)        The New Notes, when issued, will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

2.    Representations and Warranties and Covenants of the Investor. As of the date hereof and the Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to the Company that:

(a)       The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

(b)      The Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (ii) Exhibit A attached to this Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.

(c)      As of the date hereof and as of immediately prior to the Closing, each of the Exchanging Investors is and will be the sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit A attached to this Agreement and each Exchanging Holder did not, to the best of its knowledge, acquire the Exchanged Notes from an Affiliate (as defined below) of the Company. A holding period of at least one year has elapsed with respect to such Exchanged Notes within the meaning of Rule 144(d) under the Securities Act. The Exchange Investors has good, valid and marketable title to its Exchanged Notes, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”), including (i) arising by operation of applicable law, (ii) arising by operation of any organizational documents of the Company, the Investor, each Exchanging Investor or the Notes, (iii) that is not terminated on or prior to the Closing, or (iv) created by or imposed by or on the Company. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all Liens. None of the Exchanging Investors has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.

(d)      The execution, delivery and performance of this Agreement by the Investor and compliance by each Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or “blue sky” laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors.

(e)      The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby, including the Exchange, and obtain any consent, approval or permission required for the transactions contemplated hereby, including the Exchange, and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and the Company shall have no responsibility therefor.

(f)       The Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or any of its Affiliates or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Company and the terms of the Exchange, the New Notes and the Shares, and the Company does not take, and Raymond James & Associates, Inc. (“Financial Advisor”) does not take, any responsibility for, and neither the Company, its Affiliates nor the Financial Advisor can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(g)      The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the New Notes and the Shares. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the Shares and the consequences of the Exchange and this Agreement and the Exchanging Investor has made its own independent decision that the investment in the New Notes and the Shares is suitable and appropriate for the Exchanging Investor. Each Exchanging Investor has considered the suitability of the New Notes and the Shares as an investment in light of such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the New Notes and the Shares.

(h)      The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, the Financial Advisor or any of their respective Affiliates or representatives as investment advice or as a recommendation to acquire the New Notes or Shares or the Cash Consideration in the Exchange. It is understood that information provided by the Company, the Financial Advisor or any of their respective Affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, the Financial Advisor or any of their respective Affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.

(i)       The Investor confirms that the Company has not (i) given any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes or the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the New Notes or the Shares under applicable legal investment or similar laws or regulations. In deciding to participate in the Exchange, the Investor is not relying on the advice or recommendations of the Company and the Investor has made its own independent decision that the investment in the New Notes and the Shares is suitable and appropriate for the Investor. The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Agreement, the Covered SEC Filings, and the Comparison of Terms attached hereto as Exhibit F.

(j)       The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company, the New Notes and the Shares. The Investor and each Exchanging Investor has had access to the filings of the Company with the Securities and Exchange Commission and such other information concerning the Company, the New Notes and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(k)      Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act and it and any account (including for purposes of this Section 2(k), the Accounts) for which it is acting (for which it has sole investment discretion) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each Exchanging Investor is not an entity formed for the sole purpose of acquiring the New Notes or the Shares. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to ensure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(l)        The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of the Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

(m)      Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.

(n)      Each Exchanging Investor is acquiring the New Notes and the Shares solely for its own beneficial account (or for any account (including for purposes of this Section 2(n), the Accounts) for which it has sole investment discretion), for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes or the Shares. The Investor and each Exchanging Investor understands that the offer and sale of the New Notes and the Shares have not been registered under the Securities Act or any state securities laws and the New Notes and the Shares are being issued without registration under the Securities Act by reason of specific exemption(s) under the provisions thereof which depend in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth herein.

(o)      The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(p)      The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Financial Advisor has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Exchanging Investor become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act. The Investor has not been apprised of the offering of the New Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(q)      The Investor’s and each Exchanging Investor’s participation in the Exchange was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Old Notes for the Consideration.

(r)       The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company, the Trustee, the New Notes Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(s)      No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to this Agreement for each of the Exchanging Investors.

(t)       The Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its transfer agent and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 2.

(u)      The Investor understands that the Company, the Financial Advisor and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors by their participation in the transactions contemplated by this Agreement and acquisition of the New Notes and the Shares are no longer accurate, the Investor shall promptly notify the Company and the Financial Advisor. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Exchanged Notes and acquiring the New Notes or the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 2(u), the Accounts), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

(v)      The Investor acknowledges and agrees that the Financial Advisor has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Financial Advisor and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Exchanged Notes, the New Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(w)      The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law, and shall be timely provided with an Internal Revenue Service (“IRS”) Form W-9 or the appropriate series of IRS Form W-8, as applicable, in order to establish whether any Exchanging Investor is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.

(x)       The Investor and each Exchanging Investor acknowledges and understands that at the time of the Closing, the Company may be in possession of material non-public information not known to the Investor or any Exchanging Investor that may impact the value of the Old Notes, including the Exchanged Notes, the New Notes and the Shares (“Information”) that the Company has not disclosed to the Investor or any Exchanging Investor. The Investor and each Exchanging Investor acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Exchanging Investor understands, based on its experience, the disadvantage to which the Investor and each Exchanging Investor is subject due to the disparity of information between the Company, on the one hand, and the Investor and each Exchanging Investor, on the other hand. Notwithstanding this, the Investor and each Exchanging Investor has deemed it appropriate to participate in the Exchange. The Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor or their respective beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company to disclose the Information.

(y)       The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or the New Notes or made any finding or determination concerning the fairness or advisability of this investment.

(z)       The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

(aa)     The Investor acknowledges and agrees that it and each Exchanging Investor has not disclosed, and will not disclose, to any third party any information regarding the Company or the Exchange, and that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Financial Advisor with respect to the Transactions until after the confidential information (as described in the confirmatory email received by the Investor from the Financial Advisor (the “Wall Cross Email”)) is made public.

3.    Exchange Procedures for Old Notes and New Notes.

(a)       Subject to the terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of each Exchanging Investor, assigns and transfers to, or upon the order of, the Company, all right, title and interest in the aggregate principal amount of the Old Notes as indicated under the heading “Aggregate Principal Amount of Exchanged Notes” set forth in Exhibit A hereto, waives any and all other rights with respect to such Old Notes and the Existing Indenture and releases and discharges the Company from any and all claims the Investor and the Accounts may now have, or may have in the future, arising out of, or related to, such Old Notes, including, without limitation, any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Exchanging Investor is entitled to receive additional interest with respect to the Old Notes.

(b)      At or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Exchanging Investor holds a beneficial interest in the Old Notes to submit a withdrawal instruction through DTC’s program to the Trustee, for the aggregate principal amount of the Old Notes to be exchanged pursuant to this Agreement (the “DWAC Withdrawal”).

(c)      At or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Exchanging Investor previously held a beneficial interest in the Old Notes (or any other DTC participant of its choosing) to submit a deposit instruction through DTC’s DWAC program to the New Notes Trustee, for the aggregate principal amount of New Notes (the “New Notes DWAC Deposit”) that it is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company. The New Notes will not be delivered until a valid DWAC Withdrawal of the Old Notes has been received and accepted by the Trustee. If the Closing does not occur, any Old Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the withdrawal instruction in accordance with the procedures of DTC. The Investor acknowledges that each DWAC Withdrawal and New Notes DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

(d)      The Investor acknowledges and understands that other investors are participating in similar exchanges, each of which contemplates a DWAC Withdrawal and a New Notes DWAC Deposit. The Company intends to complete the New Notes DWAC Deposit concurrently for all investors who have submitted valid DWAC Withdrawals and New Notes DWAC Deposits by the deadline above. In the event that the Investor complies with the deadline above for the DWAC Withdrawal and other investors do not, the Company will use its commercially reasonable efforts to ensure that the New Notes are delivered to the Investor pursuant to the New Notes DWAC Deposit on the Closing Date. However, in the event that such New Notes are not delivered on the Closing Date, the Company will use its commercially reasonable efforts to ensure that they will be delivered on the business day immediately following the Closing Date or as soon as reasonably practicable thereafter.

(e)      On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, including the provisions of the preceding paragraphs (a) to (d), and the prior receipt of a valid (I) DWAC Withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged and (II) New Notes DWAC Deposit, the Company hereby agrees to execute the New Notes, and direct the New Notes Trustee to authenticate and, by acceptance of the New Notes DWAC Deposit, deliver, the New Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the New Notes Trustee), in each case to the DTC account for New Notes specified on Exhibit B.1 to this Agreement.

(f)        If (x) the Trustee is unable to locate the DWAC Withdrawal or the New Notes Trustee is unable to locate the New Notes DWAC Deposit or (y) the DWAC Withdrawal or the New Notes DWAC Deposit does not conform to the Old Notes or the New Notes, respectively, to be exchanged or issued, as applicable, pursuant to this Agreement, the Company will promptly notify the Investor. If, because of the occurrence of an event described in either clause (x) or (y), the New Notes are not delivered on the Closing Date, they will be delivered on the business day following the Closing Date (or as soon as reasonably practicable thereafter) on which the Trustee is able to locate the DWAC Withdrawal or the New Notes Trustee is able to locate the New Notes DWAC Deposit, as applicable (in the case of clause (x)), or the DWAC Withdrawal or New Notes DWAC Deposit, as applicable, conforms to the Old Notes or the New Notes, respectively (in the case of clause (y)).

(g)       All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

(h)      All authority herein conferred or agreed to be conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor hereunder will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

4.      Consent to First Supplemental Indenture to the Indenture. The Investor hereby irrevocably and unconditionally consents to the entry, execution and delivery of the First Supplemental Indenture, by the Company and the Trustee, in the form attached as Exhibit D hereto and authorizes and directs the Trustee to execute the First Supplemental Indenture and to take all steps necessary to give effect to, and permit, the Proposed Amendments (as defined in the First Supplemental Indenture). To the extent necessary or required by the Trustee or DTC, the Investor agrees to have its custodian or nominee promptly deliver its consent to the First Supplemental Indenture in accordance with customary DTC procedures and to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to effectuate such consent.

5.      Conditions to Obligations of the Investor and the Company. The obligations of the Investor and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 1 hereof and of the Investor contained in Section 2 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing, (b) the Investor and each other Exchanging Investor shall have complied in all material respects with its obligations hereunder and (c) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

6.      Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.

7.      Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other; provided; however, that the Company may assign any of its benefits or obligations hereunder to any of its wholly owned subsidiaries (it being understood that the Company shall remain primarily liable for the performance of any such assigned obligations except to the extent fully performed by such wholly owned subsidiary).

8.      Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

10.    Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.    Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.    Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.

13.    Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to this Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	Applied Optoelectronics, Inc. 13139 Jess Pirtle Blvd Sugar Land, TX 77478 Attention: Stefan Murry

With a copy (which shall not constitute notice) to:	Haynes Boone, LLP 1221 McKinney Street Suite 4000 Houston, TX 77010 Attention: Frank S. Wu Email: frank.wu@haynesboone.com

14.    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company and the Investor and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.    Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.

16.    Reliance by Financial Advisor. Financial Advisor may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to such Financial Advisor. Financial Advisor shall be a third-party beneficiary of this Agreement to the extent provided in this Section 14.

17.    Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

18.    Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

19.    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred on or before December 27, 2024 without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if the Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, the Agreement will become void and of no further force and effect.

20.    Taxation. The Exchange may be treated as a taxable event for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the tax consequences of the Exchange to them in their particular circumstances. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be timely provided with a correct taxpayer identification number (“TIN,” which is generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Form W-9 (or any successor form) which is provided herein on Exhibit E attached to the Agreement, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be timely provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8 (or any successor form), attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

APPLIED OPTOELECTRONICS, INC.

By
Name: Stefan Murry Title: Chief Financial Officer

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[_____________],
in its capacity as described in the first paragraph hereof

By
Name: Title:

EXHIBIT A

Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes	Aggregate Principal Amount of New Notes	Cash Consideration	Shares
As set forth below

For each $1,000 principal amount of Exchanged Notes, each Exchanging Investor will receive (a) $[●] principal amount of New Notes, (b) a cash amount equal to the sum of accrued and unpaid interest from December 15, 2024 (the last interest payment date on the Exchanged Notes) to but excluding the date of Closing, and (c) a number of shares of Common Stock equal to the quotient of (i) $[●] divided by (ii) the Last Reported Sale Price (as defined below) on December [●], 2024. The value of any and all fractional shares shall be paid in cash.

Notwithstanding the foregoing, in no event shall the number of shares of Common Stock issuable under this Agreement and in exchange for other Notes pursuant to any other exchange agreement entered into on or about the date of this Agreement (the “Other Exchange Agreements”) between the Company and holders of such other Notes with respect to the exchange of Notes for Common Stock exceed 19.9% of the Company’s issued and outstanding Common Stock on the date hereof (the “Threshold”). If such aggregate amount of shares of Common Stock were to exceed the Threshold, (i) the aggregate number of such shares of Common Stock to be issued under this Agreement and the Other Exchange Agreements shall be allocated among the Exchanging Investors and the “Exchanging Investors” under the Other Exchange Agreements on a pro rata basis based on the principal amount of Notes intended to be exchanged by each such Exchanging Investor under this Agreement and the Other Exchange Agreements and (ii) the percentage reduction in the number of shares of Common Stock to be issued under this Agreement pursuant to clause (i) shall be multiplied by the face amount of the Exchanged Notes and such amount of Exchanged Notes shall not be considered Exchanged Notes, shall not be exchanged hereunder and shall be returned to the Investor.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.

EXHIBIT B.1

Exchanging Investor:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Shares:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Account for Old Notes:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Account for New Notes:

DTC Participant Number:
DTC Participant Name:
DTC Participant Phone Number:
DTC Participant Contact Email:
FFC Account #:
Account # at Bank/Broker:

Wire instructions for Cash Consideration:

Bank Name:
Bank Address:
ABA Routing #:
Account Name:
Account Number:
FFC Account Name:

FFC Account #:
Contact Person:

Exchanging Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Exhibit B.2

Exchange Procedures

NOTICE TO INVESTOR

These are the Investor Exchange Procedures for the settlement of the exchange of 5.250% Convertible Senior Notes due 2026, CUSIP 03823U AD4 (the “Exchanged Notes”) of Applied Optoelectronics Inc., a Delaware corporation (the “Company”), for the Note Consideration, Cash Consideration and the Shares (as defined in and pursuant to the Agreement between you and the Company), which is expected to occur on or about December [•], 2024 (the “Closing Date”). To ensure timely settlement for the Shares, please follow the instructions as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Shares.

If you have any questions, please contact Peter Pergola of Raymond James & Associates, Inc. at 727-567-2421.

To deliver Exchanged Notes:

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on the Closing Date, no later than 9:30 a.m., New York City time, withdrawal instructions through DTC via DWAC for the aggregate principal amount of Old Notes (CUSIP No. 03823U AD4) set forth in Exhibit A of the Exchange Agreement to be exchanged. It is important that this instruction be submitted and the DWAC posted on the Closing Date; if it is posted before the Closing Date, then it will expire unaccepted and will need to be re-posted on the Closing Date.

To receive Exchange Consideration:

To Receive New Notes: You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post on [•], no later than 9:30 a.m., New York City time, a deposit instruction through DTC via DWAC for the aggregate principal amount of New Notes to which you are entitled pursuant to the Exchange. It is important that this instruction be submitted and the DWAC posted on the Closing Date; if it is posted before the Closing Date, then it will expire unaccepted and will need to be re-posted on the Closing Date.

If the Closing does not occur, any Old Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the withdrawal instruction in accordance with the procedures of DTC. The Investor acknowledges that each DWAC Withdrawal and New Notes DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

To Receive Shares: You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Shares to be issued upon exchange to post on the Closing Date no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the Shares deliverable in respect of the Exchanged Notes. It is important that this instruction be submitted and the DWAC posted on the Closing Date.

The DTC Participant number of Continental Stock Transfer & Trust, the Transfer Agent and Registrar for the Common Stock, is: [•].

Closing: On the Closing Date, after the Company receives your delivery instructions as set forth above and a withdrawal request in respect of the Exchanged Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.

Exhibit C

Form of Indenture of 2.750% Convertible Senior Notes due 2030

(See Attached)

EXHIBIT D

FORM OF FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of [●], 2024 (this “Supplemental Indenture”), is between Applied Optoelectronics, Inc., a Delaware corporation, as issuer (the “Company”) and Computershare Trust Company, N.A., as trustee (the “Trustee”) under the Indenture, dated as of December 5, 2023 between the Company and Computershare Trust Company, N.A., as trustee (the “Indenture”).

RECITALS

WHEREAS, pursuant to the Indenture, the Company issued its 5.250% Convertible Senior Notes due 2026 (the “Notes”) of which $[80,214,000] in aggregate principal amount are currently outstanding under the Indenture;

WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (the “Majority Holders”), may amend, supplement or waive compliance with any provision of the Indenture or the Notes, subject to the limitations set forth therein;

WHEREAS, the Company desires to amend the Indenture, as set forth in Article I of this Supplemental Indenture, to eliminate certain restrictive covenants contained therein, and to provide for certain other amendments, all as further described herein (collectively, the “Proposed Amendments”);

WHEREAS, the Company has solicited the consents of, among others, Holders constituting not less than the Majority Holders voting as a single class to the Proposed Amendments and to the execution of this Supplemental Indenture;

WHEREAS the Company has now obtained such consents from Holders constituting not less than the Majority Holders voting as a single class, and as such, this Supplemental Indenture, the Proposed Amendments and the Trustee’s entry into this Supplemental Indenture are authorized pursuant to Section 8.02 of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, pursuant to Section 8.02 of the Indenture, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture, effectively amending the Indenture as set forth herein, have been duly taken by the Company.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, each party hereto hereby agrees as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01 Amendments to the Indenture. Pursuant to Section 8.02 of the Indenture, the Company and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of Holders constituting not less than the Majority Holders obtained by the Company), hereby agree to amend or supplement certain provisions of the Indenture as follows:

(a) Amendments to Section 1.01 (Definitions).

(i) Section 1.01 of the Indenture is amended by deleting each of the following defined terms and their definitions in their entirety: “Acquired Debt,” “Capital Lease Obligation,” “Cash Management Services,” “Consolidated EBITDA,” “Consolidated Leverage Ratio,” “Consolidated Net Income,” “Credit Facilities,” “Deemed Capitalized Leases,” “Disqualified Stock,” “Existing Indebtedness,” “Fixed Charges,” “Lien,” “Permitted Debt,” “Permitted Liens,” “Permitted Refinancing Indebtedness,” and “Weighted Average Life to Maturity.”

(b) Amendment to Section 3.09 (Incurrence of Indebtedness and Issuance of Preferred Stock). Section 3.09 of the Indenture is amended by (i) deleting Section 3.09 and all references and definitions related thereto (to the extent not otherwise used in any other Section of the Indenture or the Notes not affected by this Supplemental Indenture) in their entirety and (ii) substituting the text “Reserved” therefor.

(c) Amendment to Section 3.10 (Liens). Section 3.10 of the Indenture is amended by (i) deleting Section 3.10 and all references and definitions related thereto (to the extent not otherwise used in any other Section of the Indenture or the Notes not affected by this Supplemental Indenture) in their entirety and (ii) substituting the text “Reserved” therefor.

ARTICLE II

MISCELLANEOUS

Section 2.01 Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Section 2.02 Conditions Precedent. The Company represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Sections 8.02, 8.06, 12.02 and 12.03 of the Indenture) have been satisfied in all respects. Pursuant to Section 8.02 of the Indenture, Holders constituting not less than the Majority Holders voting as a single class have consented to the Proposed Amendments and authorized and directed the Trustee to execute this Supplemental Indenture and to take all steps necessary to give effect to, and permit, the Proposed Amendments.

Section 2.03 Corresponding Amendments. With effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

Section 2.04 Instruments To Be Read Together; Entire Agreement. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

Section 2.05 Ratification of Indenture. The Indenture, as amended by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon and after the execution of this Supplemental Indenture, each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

Section 2.06 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 2.07 Responsibility of Trustee. The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee makes no representation with respect to any such matters and assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, adequacy or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

Section 2.08 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.09 Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.10 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 2.11 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE.

Section 2.12 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Receipt by telecopy or electronic mail of any executed signature page to this Supplemental Indenture shall constitute effective delivery of such signature page. Electronic signatures may be used in lieu of signatures affixed by hand, and such electronic signature shall have the same validity and effect as signatures affixed by hand.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused this First Supplemental Indenture to be duly executed as of the date first written above.

APPLIED OPTOELECTRONICS, INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

Exhibit E

Taxation

Under U.S. federal income tax law, a holder who exchanges Old Notes for the Consideration generally must provide such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If a holder is required to provide a TIN but does not have the TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Exhibit F

Comparison of Terms

(see attached)